Item 23
Other	Exhibits (a)

POWER OF ATTORNEY

The undersigned hereby constitute and appoint Mark N. Jacobs, Michael A. Rosenberg, James Bitetto, Joni Lacks Charatan, Joseph M. Chioffi, Janette E. Farragher, John B. Hammalian, Robert R. Mullery, and Jeff Prusnofsky, and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her, and in his or her name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments to the Registration Statement of each Fund enumerated on Exhibit A hereto (including post-effective amendments and amendments thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

/s/ Clifford L. Alexander, Jr.	February 6, 2007

Clifford L. Alexander, Jr

/s/ David W. Burke	February 6, 2007

David W. Burke

/s/ Peggy C. Davis	February 6, 2007

Peggy C. Davis

/s/ Joseph S. DiMartino	February 6, 2007

Joseph S. DiMartino

/s/ Diane Dunst	February 6, 2007

Diane Dunst

/s/ Ernest Kafka	February 6, 2007

Ernest Kafka

/s/ Nathan Leventhal	February 6, 2007

Nathan Leventhal

/s/ Jay I. Meltzer	February 6, 2007

Jay I. Meltzer

/s/ Daniel Rose	February 6, 2007

Daniel Rose

/s/ Warren B. Rudman	February 6, 2007

Warren B. Rudman

/s/ Sander Vanocur	February 6, 2007

Sander Vanocur

EXHIBIT A
Dreyfus Appreciation Fund, Inc.
Dreyfus BASIC Money Market Fund, Inc.
Dreyfus BASIC U.S. Government Money Market Fund
Dreyfus California Intermediate Municipal Bond Fund
Dreyfus Connecticut Intermediate Municipal Bond Fund
Dreyfus Massachusetts Intermediate Municipal Bond Fund
Dreyfus New Jersey Intermediate Municipal Bond Fund
Dreyfus Pennsylvania Intermediate Municipal Bond Fund
Dreyfus Premier Fixed Income Funds
Dreyfus Premier GNMA Fund
Dreyfus Premier Municipal Bond Fund
Dreyfus Premier New York Municipal Bond Fund
Dreyfus Premier State Municipal Bond Fund
Dreyfus Premier Value Equity Funds
Dreyfus Premier Worldwide Growth Fund, Inc.
General California Municipal Money Market Fund
General Government Securities Money Market Funds, Inc.
General Money Market Fund, Inc.
General Municipal Money Market Funds, Inc.
General New York Municipal Bond Fund, Inc.
General New York Municipal Money Market Fund